UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

UGI Corporation

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 337-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2019, UGI Corporation (the “Company”) announced that its Board of Directors has elected William J. Marrazzo, age 70, and K. Richard Turner, age 61, to serve as Directors of the Company, effective immediately.  Previously, Mr. Marrazzo (since 2001) and Mr. Turner (since 2012) served as Directors of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P., an indirect wholly owned subsidiary of the Company (“AmeriGas Partners”), until the closing on August 21, 2019 of the merger transaction in which the Company acquired 100% of the publicly held common units of AmeriGas Partners.  Committee assignments for Messrs. Marrazzo and Turner will be determined at a future Board meeting.  Messrs. Marrazzo and Turner will receive an annual retainer of $90,000, pro-rated for the number of months each serves as a Director of the Company during the 2019 fiscal year.  In addition, it is anticipated that Messrs. Marrazzo and Turner will each receive an equity grant in January 2020 consistent with the Company’s director compensation practices.  Messrs. Marrazzo and Turner will also serve as Directors of UGI Utilities, Inc., a wholly owned subsidiary of the Company (“UGI Utilities”).

Mr. Marrazzo is Chief Executive Officer and President of WHYY, Inc., a public television and radio company in the nation’s fourth largest market (since 1997).  Previously, he was Chief Executive Officer and President of Roy F. Weston, Inc., a publicly traded corporation (1988 to 1997), served as Water Commissioner for the Philadelphia Water Department (1971 to 1988) and was Managing Director for the City of Philadelphia (1983 to 1984).  In addition to his service on the AmeriGas Propane, Inc. Board of Directors (2001 to 2019), Mr. Marrazzo previously served as a member of the Board of American Water Works Company, Inc. (2003 to 2016) and as a director of Woodard & Curran, a national engineering firm (2001 to 2011).

Mr. Turner is Managing Director of Altos Partners (formerly Altos Energy Partners), a private equity firm (since 2012), after having retired as Senior Managing Director from the Stephens Group, LLC, a private, family-owned investment firm (1983 to 2011).  In addition to his prior service on the AmeriGas Propane, Inc. Board of Directors (2012 to 2019), he previously served as a member of the boards of the general partner of Energy Transfer Equity, L.P. (2002 to 2018), Sunoco LP (2014 to 2018), Energy Transfer Partners, L.P. (2004 to 2011), Laney Directional Drilling, LLC (2014 to 2017) and North American Energy Partners, Inc. (2003 to 2016).

As part of the ongoing succession planning for its Board of Directors, the Company further announced that Marvin O. Schlanger, age 71, has announced his intention to retire from the Company’s Board of Directors, effective as of the Annual Meeting of Shareholders to be held in January 2021.  Mr. Schlanger has served as Chairman of the Company’s and the UGI Utilities’ Boards of Directors since 2016 and has served as a Director of the Company and UGI Utilities since 1998.  Mr. Schlanger also served as a Director of AmeriGas Propane, Inc. from 2009 to 2019, including as its Presiding Director from 2011 to 2019.  Frank S. Hermance, age 70, has been nominated to succeed Mr. Schlanger as Chairman of the Board following the Annual Meeting of Shareholders to be held in January 2020 (the “2020 Annual Meeting”).  In order to facilitate the transition, Mr. Schlanger has been nominated to serve as Vice Chairman following the 2020 Annual Meeting until his retirement in 2021.  There are no disagreements between Mr. Schlanger and the Company, the Company’s management or the Board on any matters relating to the Company’s operations, policies or practices.

Mr. Hermance is the retired Chairman (2001 to 2017) and Chief Executive Officer (1999 to 2016) of AMETEK, Inc., a global manufacturer of electronic instruments and electromechanical devices.  He previously served as AMETEK’s President and Chief Operating Officer (1996 to 1999).  Mr. Hermance has served as a director of the Company and of UGI Utilities since 2011 and as a director of AmeriGas Propane, Inc. from 2018 to 2019.  Mr. Hermance also serves as Director Emeritus of the Greater Philadelphia Alliance for Capital and Technologies, as Vice Chairman of the World Affairs Council of Philadelphia, and as an advisory board member at American Securities LLP (a private equity firm).  He previously served as a member of the Board of Trustees of the Rochester Institute of Technology (until 2016).

A copy of the Company’s press release announcing the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UGI Corporation

September 5, 2019	By:	/s/ Monica M. Gaudiosi
Monica M. Gaudiosi
Vice President, General Counsel and Secretary